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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-KSB

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 18, 1998

                         PAN WESTERN ENERGY CORPORATION
               (Exact name of registrant as specified in charter)

           OKLAHOMA                     0-22349              73-1130486
  (State or other jurisdiction      (Commission File       (IRS Employer
of incorporation or organization)        Number)         Identification No.)

    1850 SOUTH BOULDER AVENUE
           SUITE 300
        TULSA, OKLAHOMA                                         74119
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code: (918) 582-4957


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.
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ITEM 5.  OTHER EVENTS.

     Pan Western Energy Corporation has entered into a commitment letter with Cambrian Capital Corporation of Houston, Texas whereby, subject to completion of appropriate loan conditions, Cambrian will provide to Pan Western a debt facility up to $7.42 million. Pan Western will use $2.32 million of the credit facility to restructure approximately $1.52 million of long term debt and pay off $800,000 of short term debt. The remaining $5.1 million of the debt facility will be used to (1) develop proved non-producing and undeveloped oil and gas reserves, and, (2) acquire additional oil and gas reserves. The commitment letter is subject to completion of a definitive loan agreement which will contain customary conditions to closing. The loan will be for a term of four (4) years. The stated interest rate is two percent (2%) over CitiBank, N.A. prime rate per annum. The commitment letter requires that minimum principal payments totaling $725,000 be made by September 30, 2000. The principal payments will be made in quarterly increments as follows:

               Quarter Ended 12/31/98    $ 50,000
               Quarter Ended 3/31/99     $100,000
               Quarter Ended 6/30/99     $ 75,000
               Quarter Ended 9/30/99     $ 75,000
               Quarter Ended 12/31/99    $105,000
               Quarter Ended 3/31/00     $105,000
               Quarter Ended 6/30/00     $105,000
               Quarter Ended 9/30/00     $110,000

To the extent monthly cash flow exceeds the total of interest, lease operating expenses and a general and administrative overhead allowance of $60,000, said excess cash flow will be applied to further reduce principal. Therefore, principal may be reduced significantly more by September 30, 2000 than called for in the minimum principal payment schedule.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Not Applicable.

ITEM 8.  CHANGES IN FISCAL YEAR.

         Not Applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not Applicable.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PAN WESTERN ENERGY CORPORATION
                                                (Registrant)


Date:    May 18, 1998                  /s/ Sid L. Anderson
                                       -------------------------------
                                                (Signature)

                                      Sid L. Anderson
                                      President and CEO